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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of The St. Paul Companies, Inc. Savings Plus Plan, of (A) our reports dated January 23, 2001, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000 and related schedules I through V, which reports appear or are incorporated by reference in the December 31, 2000 annual report on Form 10-K of The St. Paul Companies, Inc. and (B) our report dated June 1, 2001 which appears in the December 31, 2000 annual report on Form 11-K of The St. Paul Companies, Inc. Savings Plus Plan. Our report in the previously described Form 10-K refers to a change in the Company's method of accounting for insurance-related assessments.

Minneapolis, Minnesota
July 24, 2001

                                             /s/ KPMG LLP